SUBSIDIARIES OF THE REGISTRANT	EXHIBIT 21.01

Name in Corporate Articles	Doing Business As	Jurisdiction of Incorporation
Electronic Arts Proprietary Limited	Electronic Arts Pty. Ltd.	Commonwealth of
Australia

Electronic Arts (Canada), Inc.	Electronic Arts (Canada), Inc.	British Columbia,
Canada

Electronic Arts, Limited	Electronic Arts, Limited	United Kingdom

Electronic Arts GmbH	Electronic Arts GmbH	Germany

EA Kabushiki Kaisha	Electronic Arts K.K.	Japan

Electronic Arts Productions Inc.	Crocodile Productions	Delaware

Electronic Arts Puerto Rico, Inc.	Electronic Arts Puerto Rico, Inc.	Delaware

Electronic Arts International	Electronic Arts International	California
Corporation	Corporation

Electronic Arts Software S.L.	Electronic Arts Software S.L.	Spain

Bullfrog Productions Ltd.	Bullfrog Productions Ltd.	United Kingdom

Electronic Arts Productions Ltd.	Electronic Arts Productions Ltd.	United Kingdom

Electronic Arts Nordic Aktienbolag	Electronic Arts Nordic Aktienbolag	Sweden

Electronic Arts Asia Pacific PTE., LTD	Electronic Arts Asia Pacific PTE.,	Singapore
LTD

Electronic Arts Seattle Inc.	Electronic Arts Seattle Inc.	Washington

EA Software South Africa Pty. Ltd.	EA Software South Africa Pty. Ltd.	South Africa
(Formerly Vision Software (Pty)	(Formerly Vision Software (Pty)
Limited)	Limited)

Electronic Arts V.I., Inc.	Electronic Arts V.I., Inc.	Virgin Islands
(U.S.)

Linear Arts Inc.	Linear Arts Inc.	Delaware

Electronic Arts UK Holding Co.	Electronic Arts UK Holding Co.	Delaware

EA Islands Ltd.	EA Islands Ltd.	British Virgin
Islands

Electronic Arts Limitada	EA Brazil	Brazil

Electronic Arts Nederland B.V. I.o.	Electronic Arts BV	The Netherlands

Electronic Arts Limitada	Electronic Arts Portugal	Portugal

Electronic Arts C.V.	Electronic Arts C.V.	Barbados

Electronic Arts Project Inc.	Electronic Arts Project Inc.	Delaware

Maxis K.K.	Maxis K.K.	Japan

Electronic Arts Redwood Inc.	Electronic Arts Redwood Inc.	Delaware

Electronic Arts Handelsges.m.b.H	Electronic Arts Austria	Austria

Electronic Arts Japan K.K. (Formerly	Electronic Arts Japan K.K. (Formerly	Japan
Electronic Arts Square K.K.)	Electronic Arts Square K.K.)

Electronic Arts Switzerland GmbH	Electronic Arts Switzerland	Switzerland

Tiburon Entertainment, Inc.	Tiburon	Florida

Westwood Studios, Inc.	Westwood	Nevada

Kesmai Aries Ltd	Kesmai Aries Ltd	Virginia

Kesmai Studios Inc.	Kesmai Studios Inc.	Virginia

Kesmai Internet Game Resources Inc.	Gamestorm	Virginia

Pogo Corporation	Pogo.com	Delaware

Parnassus Data Inc.	Parnassus Data Inc.	Delaware

EA.com Inc.	EA.com Inc.	Delaware

ABC Software GmbH	ABC Software GmbH	Switzerland

Electronic Arts World LLC	Electronic Arts World LLC	Delaware

Electronic Arts Studio (UK) Limited	Electronic Arts Studio (UK) Limited	United Kingdom

Electronic Arts Publishing SARL	Electronic Arts Publishing SARL	France

Electronic Arts Marketing EURL (Dissolved on March 27, 2004)	Electronic Arts Marketing EURL (Dissolved on March 27, 2004)	France

Electronic Arts Studio EURL	Electronic Arts Studio EURL	France

Electronic Arts Distribution EURL (Dissolved on March 27, 2004)	Electronic Arts Distribution EURL (Dissolved on March 27, 2004)	France

Black Box Holdings Ltd. (Dissolved on	Black Box Holdings Ltd. (Dissolved	British Columbia
June 30, 2003)	on June 30, 2003)

Black Box Games Ltd. (Dissolved on	Black Box Games Ltd. (Dissolved on	British Columbia
June 30, 2003)	June 30, 2003)

NuFX, Inc.	NuFX, Inc.	Illinois

Electronic Arts (Canada), Inc.	EA Montreal	Quebec

Electronic Arts Czech Republic S.R.O.	EA Czech Republic	Czech Republic

Electronic Arts Hungary Trading Kft	EA Hungary	Hungary

Electronic Arts Polska Sp.zo.o	EA Poland	Poland

Electronic Arts Italia SRL	EA Italy	Italy

Studio 33 (UK) Limited	Studio 33 (UK) Limited	United Kingdom

Electronic Arts Denmark Aps	Electronic Arts Denmark Aps	Denmark

Electronic Arts Finland OY	Electronic Arts Finland OY	Finland

Electronic Arts Europe Ltd	Electronic Arts Europe Ltd	United Kingdom

Electronic Arts Norway A/S	Electronic Arts Norway A/S	Norway

Electronic Arts Transfer Company	Electronic Arts Transfer Company	Delaware

Electronic Arts Subsidiary Corporation	Electronic Arts Subsidiary	Delaware
Corporation

Electronic Arts Sales and	Electronic Arts Sales and	Delaware
Distribution Inc.	Distribution Inc.

Electronic Arts Music Publishing Inc.	Electronic Arts Music Publishing	Delaware
Inc.

Electronic Arts New Zealand	Electronic Arts New Zealand	New Zealand

Electronic Arts Korea Yuhan Hoesa	Electronic Arts Korea Yuhan Hoesa	Korea

Electronic Arts Hong Kong Ltd.	Electronic Arts Hong Kong Ltd.	Hong Kong